Exhibit (10) I (2)

Name of Employee:	No. of Shares:
Exercise Price:

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT (“AGREEMENT”)

PEAPACK-GLADSTONE FINANCIAL CORPORATION, a New Jersey corporation (“Company”), this __ day of ________, ____ (“Option Date”) hereby grants to (“Employee”), an employee of the Company or a subsidiary thereof, pursuant to the Company's 2006 Long-Term Stock Incentive Plan (“Plan”), an option to purchase shares of the Common Stock, no par value (“Common Stock”), of the Company in the amount and on the terms and conditions hereinafter set forth.

Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

Grant of Option. The Company hereby grants to the Employee the option (“Option”) to purchase all or any part of an aggregate of ____ shares of Common Stock (“Shares”) on the terms and conditions herein set forth. The Option is a “nonqualified” Option and is not intended to be an incentive option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be _____ per share subject to adjustment as provided in Section 10 below.

Terms of Option. (a)  Vesting. This Option shall not be exercisable until the dates shown below:

Notwithstanding the foregoing vesting schedule, upon the death, Disability or Retirement of the Employee, or upon a Change in Control, all options shall become immediately exercisable as set forth in the Plan. The Plan defines Retirement as follows:

“Retirement” means the retirement from active employment of an employee or officer, but only if such person meets all of the following requirements: (i) he has a minimum combined total of years of service to the Company or any Subsidiary (excluding service to any acquired company) and age equal to eighty (80), (ii) he is age sixty-two (62) or older, and (iii) he provides six (6) months prior written notice to the Company of the retirement.

If the Employee retires but fails to meet such conditions, he or she shall not be deemed to be within the definition of Retirement for any purpose under the Plan and this Agreement.

(b) Final Termination. No Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date hereof or such shorter period as is prescribed in the Plan or in this Agreement.

Restrictions. This Option is subject to all the terms and conditions set forth in the Plan including, but not limited to, the following:

a.	This Option is not transferable, as provided in Section 6(c) of the Plan;

b.	This Option may be exercised by the Employee or his or her legal representative for a period of three (3) years after the Employee terminates employment due to death or Disability, as provided in Section 6(g)(1) of the Plan (but in no event beyond the date determined under Section 4(b) above);

c.	This Option lapses upon the termination of employment if the termination is by the Employee (other than due to the Employee's Retirement), as provided in Section 6(g)(2) of the Plan;

d.	This Option may be exercised by the Employee or his or her legal representative for three (3) years if the termination of employment is due to the Employee's Retirement, as provided in Section 6(g)(3) of the Plan (but in no event beyond the date determined under Section 4(b) above);

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e.	This Option may be exercised by the Employee or his or her legal representative for ninety (90) days after the termination of the Employee’s employment if the termination is for any reason other than death, Disability, termination by the Employee or Retirement except that if the Employee’s termination of employment occurs within twelve (12) months of a Change in Control, the Option shall be exercisable for three (3) years following the termination of employment as provided in Section 6(g)(4) of the Plan (but in no event beyond the date determined under Section 4(b) above); and

f.	This Option may be exercised by the designated beneficiaries of the Employee, as provided in Section 16(c) of the Plan.

Exercise. This Option shall be exercised by notice to the Company, accompanied by full payment in cash or check (or Shares), as set forth in Section 6(e) of the Plan. A sample form to be used in exercising this Option is attached.

Tax Treatment Upon Exercise. Generally, the Employee will recognize ordinary income upon the exercise of this Option equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, the tax on which is subject to withholding. If the Employee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Employee will not recognize ordinary income until the expiration of the six-month "short-swing profit" recapture period following exercise of the Option during which the Employee is prohibited from selling the Option Shares and retaining any profit, unless the Employee elects within 30 days after the date of the exercise to recognize ordinary income on the date of exercise. The foregoing statement of tax consequences is intended only as a generalized statement of current Federal tax law (as in existence on the date of this Agreement) and the Employee, at his or her expense, should consult his or her tax consultant to determine the specific tax consequences of his or her exercise of this Option at the time of such exercise. The Employee shall deliver to the Company any Federal, state and local tax withholding required by law in connection herewith prior to exercise of this Option. If the Employee is subject to Section 16(b) of the Securities Exchange Act of 1934, he or she shall notify the Company within 10 days of making any election to recognize ordinary income on the date of exercise of this Option.

Securities Law Restrictions. The Company is under no obligation to file a registration statement under the Securities Act of 1933, as amended (“Act”) with respect to the Shares to be received upon exercise of the Option. As provided by Section 15(f) of the Plan, unless a registration statement under the Act has been filed and remains effective with respect to the Shares, the Company shall require that the offer and sale of such Shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the Employee is acquiring the Shares for his or her own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company’s satisfaction that the offer and sale of the Shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If issued in an exempt transaction, the Shares shall bear the following restrictive legend:

“These shares have not been registered under the Securities Act of 1933, as amended. No transfer of the shares may be effected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Securities Act of 1933 and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

Restrictions on Transfer. This Option shall not be transferred (other than by will or the laws of descent and distribution), assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by the Employee, or if the Option is subject to execution, attachment or similar process, this Option shall immediately become null and void.

Anti-Dilution Provisions. If prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, subscription rights offering, or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Committee in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Committee to provide for any such adjustment shall be conclusive evidence that no adjustment is required. The Company shall have the right to engage a firm of independent certified public accountants, which may be the Company’s regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall be conclusive and binding.

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Acceptance of Provisions. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (a) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (b) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary, at its then principal office and to the Employee at his or her last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PEAPACK-GLADSTONE	EMPLOYEE
FINANCIAL CORPORATION

By:	By:
Signature of Employee

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